ASE TEST LIMITED 10 WEST FIFTH ST. NANTZE EXPORT PROCESSING ZONE KAOHSIUNG CITY, TAIWAN REPUBLIC OF CHINA	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ASE Test Limited, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ASELT1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOTES:

1.     Full name(s) and address(es) are to be inserted in BLOCK CAPITALS.

2.     Please insert the total number of Ordinary Shares held by you and in respect of which you wish to cast your vote. This form of proxy shall be deemed to relate to all the Ordinary Shares registered in your name(s) in the Register of Members.

3.     If any other proxy is to be appointed, please strike out the words “the Chairman of the Meeting” and insert the name, SSN / passport number and address of the proxy desired in the blank space provided. IF THE BOX IS LEFT BLANK OR INCOMPLETE, THE CHAIRMAN OF THE MEETING SHALL BE DEEMED TO BE APPOINTED AS YOUR PROXY.

4.     IMPORTANT: If you wish to vote “FOR” the Scheme, mark in the box marked “FOR the Scheme”. If you wish to vote “AGAINST” the Scheme, mark in the box marked “AGAINST the Scheme”. If you wish to abstain from voting on the Scheme, mark in the box marked “ABSTAIN.” DO NOT MARK IN MORE THAN ONE BOX. If you mark in MORE THAN ONE BOX, your vote will be counted “FOR” the Scheme.

5.     You are requested to lodge this form of proxy at ASE Test limited, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, not later than 3:00 p.m. Singapore Time, on May 4, 2008 (3:00 a.m. New York Time, on May 4, 2008), but if this form is not so lodged it must be handed to the Chairman at the Meeting.

6.     In the case of joint holders of Ordinary Shares, any one of such persons may vote, but if more than one of such persons are present at the Meeting, only the person whose name appears first on the Register of Members shall be entitled to vote.

7.     This form of proxy must be signed by you or your attorney duly authorised in writing, or if you are a corporation, must either be executed under seal or under the hand of an officer or duly authorised attorney of the corporation. The signature need not be witnessed.

8.     Any alteration made to this form of proxy should be initialled by the person who signs it.

9.     You may appoint one (and not more than one) person as your proxy to attend and vote in your place. The proxy need not be a member of the Company but must attend the Meeting in person to represent you.

10.   The Company shall be entitled to reject this form of proxy if it is incomplete, improperly completed or illegible or where the true intentions of the appointer are not ascertainable from the instructions of the appointer specified in this form of proxy.

ASE TEST LIMITED
(Incorporated in the Republic of Singapore)
Company Registration Number 199508552K

FORM OF PROXY FOR USE AT THE MEETING (OR ANY ADJOURNMENT THEREOF) OF THE SCHEME SHAREHOLDERS (AS DEFINED BELOW)

Originating Summons Number 155 of 2008/K

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

In the Matter of
ASE Test Limited (RC No. 199508552K)
and
In the Matter of Section 210 of
the Companies Act, Chapter 50 (Revised Edition 2006)

SCHEME OF ARRANGEMENT

under Section 210 of the Companies Act, Chapter 50 between ASE Test Limited and the Scheme Shareholders (as defined herein) and Advanced Semiconductor Engineering, Inc.

I/We, (Note 1) ____ of ________________________ ____, being the holder(s) of (Note 2) ________________________ ordinary shares each fully paid-up in the capital of ASE Test Limited ("**Ordinary Shares**"), HEREBY APPOINT ________________________ ____________________ of ____, or failing him, ________________________ of ________________________ or failing him the Chairman of the Meeting (Note 3), as my/our proxy to vote for me/us and on my/our behalf at the Meeting (or any adjournment thereof) of the holders of Ordinary Shares, other than ASE Inc. and its subsidiaries (the "**Scheme Shareholders**"), to be held at One Marina Boulevard #30-00, Singapore 018989 on May 6, 2008 at 3:00 p.m. Singapore time for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme referred to in the notice convening the said Meeting, and at such Meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) for the said Scheme (either with or without modification, as my/our proxy may approve) or against the said Scheme as hereunder indicated.